EXHIBIT 11

                        SOUTHDOWN, INC. AND SUBSIDIARIES
                 STATEMENT OF COMPUTATION OF PER SHARE EARNINGS
                     (IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

                                                                                                 YEARS ENDED DECEMBER 31,
                                                                                          (IN MILLIONS, EXCEPT PER SHARE AMOUNTS)
                                                                                         -------------------------------------------
                                                                                            1995            1994             1993
                                                                                         ---------        ---------       ----------
Earnings (loss) for primary earnings per share:
   Earnings from continuing operations before
     preferred stock dividends ...............................................           $   47.5          $   30.1        $    3.6
   Preferred stock dividends .................................................               (9.8)             (9.4)           (5.0)
                                                                                         ---------         ---------       ---------

   Earnings (loss) from continuing operations ................................               37.7              20.7            (1.4)
   Loss from discontinued operations, net of income taxes ....................             --                  (5.9)           (3.6)
   Loss on disposition of discontinued operations,
     net of income taxes .....................................................             --                 (21.6)         --
                                                                                         ---------         ---------       ---------
   Earnings (loss) before cumulative effect of a change in
     accounting principle and extraordinary charge ...........................               37.7              (6.8)           (5.0)
   Extraordinary charge, net of income taxes .................................             --                --                (1.0)
   Cumulative effect of a change in accounting
     principle, net of income taxes ..........................................             --                --               (48.5)
                                                                                         ---------         ---------       ---------
Net earnings (loss) for primary earnings per share ...........................           $   37.7          $   (6.8)       $  (54.5)
                                                                                         =========        =========        =========

Earnings (loss) for fully diluted earnings per share:
   Earnings from continuing operations before
     preferred stock dividends ...............................................           $   47.5          $   30.1        $    3.6
   Antidilutive preferred stock dividends ....................................             --                  (9.4)           (5.0)
                                                                                         ---------         ---------       ---------
   Earnings (loss) from continuing operations ................................               47.5              20.7            (1.4)
   Loss from discontinued operations, net of income taxes ....................             --                  (5.9)           (3.6)
   Loss on disposition of discontinued operations,
     net of income taxes .....................................................             --                 (21.6)         --
                                                                                         ---------         ---------       ---------
   Earnings (loss) before cumulative effect of a change in
     accounting principle and extraordinary charge ...........................               47.5              (6.8)           (5.0)
   Extraordinary charge, net of income taxes .................................             --                --                (1.0)
   Cumulative effect of a change in accounting
     principle, net of income taxes ..........................................             --                --               (48.5)
                                                                                         ---------         ---------       ---------
Net earnings (loss) for fully diluted earnings per share .....................           $   47.5          $   (6.8)       $  (54.5)
                                                                                         =========        =========        =========

Average shares outstanding:
   Common stock ..............................................................               17.3              17.2            17.0
     Common stock equivalents from assumed
        exercise of stock options and warrants
        (treasury stock method) ..............................................                0.2               0.5             0.2
                                                                                         ---------         ---------       ---------
   Total for primary earnings per share ......................................               17.5              17.7            17.2

Other potentially dilutive securities:
   - additional common stock equivalent from assumed
     exercise of stock options and warrants at ending
     market price ............................................................                0.1            --                 0.6
   - assumed conversion of Series A convertible
     preferred stock at one-half share of common stock .......................                1.0               1.0             1.0
   - assumed conversion of Series B convertible
     preferred stock at 2.5 shares of common stock ...........................                2.3               2.3             2.4
   - assumed conversion of the Series D convertible
     preferred stock at 1.51 shares of common stock ..........................                2.6               2.4          --
                                                                                         ---------         ---------       ---------
Total for fully diluted earnings per share ...................................               23.5              23.4            21.2

Less:Antidilutive securities
          Stock options and warrants .........................................             --                  (0.5)           (0.8)
          Series A preferred stock ...........................................             --                  (1.0)           (1.0)
          Series B preferred stock ...........................................             --                  (2.3)           (2.4)
          Series D preferred stock ...........................................             --                  (2.4)         --
                                                                                         ---------         ---------       ---------
                                                                                             23.5              17.2            17.0
                                                                                         =========        =========        =========

Per share earnings (loss):
Primary
   Earnings (loss) from continuing operations ................................           $    2.15         $    1.20      $   (0.09)
   Loss from discontinued operations, net of
     income taxes ............................................................             --                  (0.34)         (0.21)
   Loss on disposition of discontinued operations, net of
     income taxes ............................................................             --                  (1.26)       --
   Extraordinary charge, net of income taxes .................................             --                --               (0.06)
   Cumulative effect of a change in accounting
     principle, net of income taxes ..........................................             --                --               (2.86)
                                                                                         ---------         ---------       ---------
                                                                                         $    2.15         $   (0.40)     $   (3.22)
                                                                                         =========        =========        =========

Fully diluted
   Earnings (loss) from continuing operations ................................           $    2.02         $    1.20      $   (0.09)
   Loss from discontinued operations, net of
     income taxes ............................................................             --                  (0.34)         (0.21)
   Loss on disposition of discontinued operations, net of
     income taxes ............................................................             --                  (1.26)       --
   Extraordinary charge, net of income taxes .................................             --                --               (0.06)
   Cumulative effect of a change in accounting
     principle, net of income taxes ..........................................             --                --               (2.86)
                                                                                         ---------         ---------       ---------
                                                                                         $    2.02         $   (0.40)     $   (3.22)
                                                                                         =========         =========       =========